EXHIBIT 99

CONTACT: J.R. Ferry

                                                    FOR IMMEDIATE RELEASE
                                                    ---------------------

     SOUTHFIELD, Mich., April 19 -- Chrysler Financial Corporation (CFC) today reported 1994 first quarter net earnings of $47 million, compared to earnings of $37 million, before the effect of accounting changes, in the first quarter of 1993.
     John P. Tierney, Chairman of CFC, said the 1994 first quarter net earnings increase was due to a larger automotive financing portfolio.
     At March 31, 1994, CFC was managing $29.8 billion in receivables, up $2.5 billion from a year ago. The increase in receivables managed was caused by a higher volume of automotive financing. The company's total assets at March 31, 1994, were $15.4 billion, down $1.0 billion from a year ago.
     Chrysler Credit, CFC's automotive finance subsidiary, had receivables managed of $26.7 billion at March 31, 1994, compared to $23.6 billion a year ago.
     During the first quarter of 1994, Chrysler Credit's automotive financing volume was 137,000 new passenger cars, trucks and minivans representing 24 percent of Chrysler's U.S. retail deliveries, compared to 111,000 vehicles, or 23 percent in the first quarter of 1993.
     In the first quarter of 1994, Chrysler Credit also financed at wholesale 423,000 vehicles representing 71 percent of Chrysler's U.S. factory shipments, compared to 377,000 vehicles or 71 percent in the first quarter of 1993.

                                    (more)

(594)

     CFC's nonautomotive operations, consisting of Chrysler Capital, a commercial leasing and lending unit, and Chrysler First Business Credit, a small business loan operation, were managing $3.1 billion in receivables at March 31, 1994. A year ago, the company's nonautomotive operations were managing $3.7 billion in receivables.
     Chrysler Insurance, the company's property, casualty and inventory insurance subsidiary, had direct insurance premiums written of $37 million during the first quarter of 1994, compared to $34 million for the same period a year ago.
     In 1994 first quarter capital markets activity, CFC received net proceeds of $1.7 billion from the sale of U.S. and Canadian automotive receivables, issued $250 million of 5 5/8% notes due in 1999, and sold $370 million of medium term notes.
     During the first quarter, Duff & Phelps raised the company's senior debt to BBB+ from BBB; the Canadian rating agency DBRS raised Chrysler Credit Canada's commercial paper to R1 (low) from R2 (mid), and raised senior debt to A (low) from BBB; and Standard & Poors placed CFC's debt securities on rating watch with positive implications. At the end of the first quarter, CFC had commercial paper outstanding of $3.1 billion compared to $1.5 billion a year ago.
     Shortly after the close of the quarter, CFC began the process of negotiating the replacement of its major credit line facilities with U.S. and foreign banks.

                                    - 0 -

Highlights                  Chrysler Financial Corporation and Subsidiaries
(in millions of dollars)
                                                          Three Months Ended
                                                                March 31,
                                                            1994        1993
                                                              (unaudited)
After-Tax Earnings:
  Earnings before changes in accounting principles        $    47     $    37
  Cumulative effect of accounting changes                       -         (30)
    Net earnings                                          $    47     $     7

Automotive Financing Volume:
  Retail                                                  $ 3,971     $ 2,890
  Wholesale and other                                      13,092      11,208
    Total automotive financing volume                     $17,063     $14,098

_____________________________________________________________________________

                                                                March 31,
                                                            1994        1993
                                                              (unaudited)
Finance Receivables Managed:
 (Including Receivables Serviced for Others)
  Automotive financing:
    Retail                                                $16,914     $14,148
    Wholesale and other                                     9,751       9,417
      Total automotive financing                           26,665      23,565

  Nonautomotive financing                                   3,113       3,747
      Total finance receivables managed                   $29,778     $27,312


Debt Payable Within One Year                              $ 4,222     $ 2,979

Senior Debt Payable After One Year                        $ 5,081     $ 6,662

Capital Funds:
  Subordinated term debt payable after one year           $    27     $   482
  Shareholder's investment                                  3,176       3,005
    Total capital funds                                   $ 3,203     $ 3,487

Prior period reclassified to conform to current classifications.

See Consolidated Financial Statements.

                            Chrysler Financial Corporation and Subsidiaries

Consolidated Statement of Net Earnings
(in millions of dollars)
                                                          Three Months Ended
                                                                March 31,
                                                            1994        1993
                                                              (unaudited)
Interest income:
  Automotive financing:
    Retail                                               $  137        $  131
    Wholesale and other                                     118           122
  Nonautomotive financing                                    76           115
    Total interest income                                   331           368

Interest expense                                            185           219
    Interest margin                                         146           149

Other revenues:
  Servicing fee income                                       61            51
  Insurance premiums earned                                  34            33
  Investment and other income                                58            59
    Interest margin and other revenues                      299           292

Costs and expenses:
  Operating expenses                                        118           115
  Provision for credit losses                                47            46
  Insurance losses and adjustment expenses                   26            27
  Depreciation and other expenses                            33            54
    Total costs and expenses                                224           242

Earnings before income taxes and cumulative
 effect of changes in accounting principles                  75            50

Provision for income taxes                                   28            13

Earnings before cumulative effect of
 changes in accounting principles                            47            37

Cumulative effect of changes in
 accounting principles (Note 4)                               -           (30)

Net Earnings                                             $   47        $    7


Consolidated Statement of                                 Three Months Ended
Shareholder's Investment                                        March 31,
(in millions of dollars)                                    1994        1993
                                                              (unaudited)
Balance at beginning of period (Note 4)                  $3,131        $2,998
Net earnings                                                 47             7
Net unrealized holding losses on securities (Note 4)         (2)            -

Balance at end of period                                 $3,176        $3,005

Prior period reclassified to conform to current classifications.

See Notes to Consolidated Financial Statements.

                                     Chrysler Financial Corporation and Subsidiaries


Consolidated Balance Sheet
(in millions of dollars)

                                             March 31,     December 31,   March 31,
Assets:                                        1994           1993          1993
                                            (unaudited)                  (unaudited)

Finance receivables - net (Note 1)           $ 8,976       $ 8,659        $10,002
Retained interest in sold receivables
 and other related amounts (Note 1)            4,541         3,738          3,952
    Total finance receivables and
     retained interests - net                 13,517        12,397         13,954

Cash and cash equivalents                        200           265            433
Marketable securities (Note 4)                   354           348            341
Dealership properties leased - net               415           423            447
Equipment leased to others - net                 135           176            360
Repossessed collateral                           265           269            245
Other assets                                     496           524            547

Total Assets                                 $15,382       $14,402        $16,327


Liabilities:

Debt (Note 3)                                $ 9,330       $ 8,435        $10,123
Accounts payable, accrued
 expenses and other                            1,315         1,298          1,346
Amounts due to affiliated companies               38            24            366
Deferred income taxes                          1,523         1,514          1,487
    Total Liabilities                         12,206        11,271         13,322


Shareholder's Investment                       3,176         3,131          3,005

Total Liabilities and
 Shareholder's Investment                    $15,382       $14,402        $16,327

Prior periods reclassified to conform to current classifications.

See Notes to Consolidated Financial Statements.

                            Chrysler Financial Corporation and Subsidiaries

Consolidated Statement of Cash Flows
(in millions of dollars)
                                                              Three Months Ended
                                                                    March 31,
                                                                1994        1993
                                                                   (unaudited)
Cash Flows From Operating Activities:

  Net earnings                                               $     47     $      7
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
    Cumulative effect of changes in accounting principles           -           30
    Net gains from receivable sales                               (28)         (22)
    Provision for credit losses                                    47           46
    Depreciation and amortization of intangibles                   20           34
    Change in deferred income taxes and income
     taxes payable                                                  9           10
    Change in accounts payable, accrued
     expenses and other                                            26          (67)

  Net cash provided by operating activities                       121           38

Cash Flows From Investing Activities:

  Acquisitions of finance receivables                         (16,088)     (14,035)
  Collections of finance receivables                            3,960        4,663
  Proceeds from sales of receivables                           10,959        8,159
  Proceeds from sales of nonautomotive assets                       -        2,267
  Other                                                            87          179

  Net cash (used in) provided by investing activities          (1,082)       1,233

Cash Flows From Financing Activities:

  Change in short-term notes and affiliated borrowings            307        1,467
  Borrowings under revolving credit facilities:
   Proceeds                                                         -        1,918
   Payments                                                         -       (4,342)
  Proceeds from issuance of term debt                             769            -
  Repayment of term debt                                         (249)        (273)
  Other                                                            69          (41)

  Net cash provided by (used in) financing activities             896       (1,271)

Change in cash and cash equivalents                               (65)           -
Cash and cash equivalents at beginning of period                  265          433

Cash and Cash Equivalents at End of Period                   $    200     $    433

Prior period reclassified to conform to current classifications.

See Notes to Consolidated Financial Statements.

                            Chrysler Financial Corporation and Subsidiaries


Notes to Consolidated Financial Statements

Note 1 - Finance Receivables and Retained Interests

Outstanding balances of "Finance receivables - net" were as follows:

                                    March 31,    December 31,    March 31,
                                      1994           1993          1993
                                   (unaudited)                  (unaudited)
                                           (in millions of dollars)
Automotive:
  Retail                             $ 3,806       $ 3,536       $ 3,933
  Wholesale and other                  2,665         2,520         3,101
    Total automotive                   6,471         6,056         7,034
Nonautomotive                          2,716         2,803         3,183
Total finance receivables              9,187         8,859        10,217
  Less allowance for credit losses      (211)         (200)         (215)
Total finance receivables - net      $ 8,976       $ 8,659       $10,002

The Company's retained interests in sold receivables and other related amounts are generally restricted and subject to limited recourse provisions. The following is a summary of amounts included in "Retained interests in sold receivables and other related amounts - net":

                                    March 31,    December 31,    March 31,
                                      1994           1993          1993
                                   (unaudited)                  (unaudited)
                                           (in millions of dollars)
Cash and investments                 $   531       $   586       $   512
Senior interests in wholesale
 receivables                           1,673           967         1,175
Subordinated interests in
 receivables                           1,932         1,783         1,798
Excess servicing                         195           200           181
Other restricted and securitized
 assets                                  510           496           526
  Less allowance for credit losses      (300)         (294)         (240)
Total retained interests in sold
 receivables and other related
 amounts - net                       $ 4,541       $ 3,738       $ 3,952

                            Chrysler Financial Corporation and Subsidiaries


The Company's total allowance for credit losses including receivables sold subject to limited recourse is as follows:

                                    March 31,    December 31,    March 31,
                                      1994          1993           1993
                                   (unaudited)                  (unaudited)
                                           (in millions of dollars)
Allowance for losses deducted from:
 Finance receivables                 $  211        $   200       $   215
 Retained interests in sold
  receivables and other
  related amounts                       300            294           240
   Total                             $  511        $   494       $   455


Note 2 - Sales of Receivables

The Company sells receivables subject to limited recourse provisions. Outstanding balances of sold finance receivables are as follows:

                                    March 31,    December 31,    March 31,
                                      1994          1993           1993
                                   (unaudited)                  (unaudited)
                                           (in millions of dollars)
Automotive:
  Retail                             $12,205       $12,027       $10,034
  Wholesale and other                  7,052         6,356         6,291
Nonautomotive                            398           449           565
Total                                $19,655       $18,832       $16,890

Gains or losses from the sale of retail receivables are recognized in the period in which such sales occur. Provisions for expected credit losses are generally provided during the period in which such receivables are acquired. Since the allowance for credit losses is separately provided prior to the receivable sales, gains from receivable sales are not reduced for expected credit losses.
Included in "Investment and other income" are gains before expected credit losses totaling $28 million and $22 million for the three months ended March 31, 1994 and 1993, respectively. The provision for credit losses related to such sales amounted to $31 million, and $29 million for the three months ended March 31, 1994 and 1993, respectively.

                            Chrysler Financial Corporation and Subsidiaries

Note 3 - Debt

                                   Weighted Average
                                   Interest Rates at    March 31,  December 31,  March 31,
Maturity                            March 31, 1994        1994        1993         1993
- --------                           -----------------    ---------  ------------  ---------
                                                       (unaudited)              (unaudited)
                                                            (in millions of dollars)
Short-term notes placed primarily
 in the open market:
  United States                                          $ 2,598     $ 2,513      $ 1,452
  Canada                                                     481         259            9
  Total short-term notes
   (primarily commercial paper)                            3,079       2,772        1,461

Revolving bank borrowings under
 credit facilities:
  United States                                                -           -        3,125
  Canada                                                       -           -          375
  Total bank borrowings                                        -           -        3,500

Senior term debt:
  United States, due
    1993                                                       -           -          576
    1994                                  8.7%               615         813        1,012
    1995                                  5.4%               574         574          142
    1996                                  5.3%             1,092       1,053          343
    1997                                  4.9%               485         197           98
    1998                                  6.0%               735         696            -
 Thereafter                               8.4%             2,169       1,766        1,898
    Total United States                                    5,670       5,099        4,069
  Canada, due 1993-1996                  12.3%                41          42          149
  Less unamortized discount                                    3           2            -
    Total senior term debt                                 5,708       5,139        4,218

Subordinated term debt - United States
  Senior due 1995                         8.3%                27          77          367
  Junior subordinated                                          -           -          165
   Total subordinated                                         27          77          532
Mexico borrowings and other                                  516         447          412
Total debt                                               $ 9,330     $ 8,435      $10,123

Credit Facilities

At March 31, 1994, the Company had credit facilities aggregating $5.2 billion, consisting of contractually committed U.S. credit lines of $4.7 billion expiring in August 1995, and $.5 billion of Canadian credit lines expiring in December 1995. At March 31, 1994 the Company had no borrowings outstanding under either of these credit facilities.

At March 31, 1994, the Company had automotive receivable sale agreements totaling $2.9 billion, consisting of a $2.5 billion U.S. automotive receivable sale agreement (of which $1.25 billion expires in September 1994 and $1.25 billion expires in September 1996), and a $.4 billion Canadian receivable sale agreement which expires in December 1995. At March 31, 1994, none of the Company's receivable sale agreements were utilized.

                            Chrysler Financial Corporation and Subsidiaries

In addition, up to $750 million of the total commitment under Chrysler's revolving credit agreement dated June 30, 1993 can be made available to the Company. As of March 31, 1994, no borrowings were outstanding under this agreement.

The Company has contractual debt maturities of $4.2 billion during the remainder of 1994 (including $3.1 billion of short-term notes), and $.6 billion in 1995.

Note 4 - Accounting Changes

Investments in Debt and Equity Securities

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This new accounting standard specifies the accounting and reporting requirements for changes in the fair values of investments with readily determinable fair values.

Under SFAS No. 115, debt and equity securities are categorized into one of three categories: trading, available-for-sale and held-to-maturity. Trading securities and available-for-sale securities are recorded at fair value. Changes in the fair value of trading securities are included in earnings currently. Changes in the fair value of available-for-sale securities are recorded as a separate component of Shareholder's Investment until realized. Held-to-maturity securities are carried at cost adjusted for amortized premium or discount.

At March 31, 1994, the Company had investments in securities with an aggregate carrying value of $383 million, consisting primarily of commercial paper, governmental securities and corporate debt. At March 31, 1994, $348 million of these securities were categorized as available-for-sale, while $35 million were categorized as held-to-maturity. The adjustment of available-for-sale securities to market value at January 1, 1994 resulted in a $6 million increase to Shareholder's Investment.

At March 31, 1994, the outstanding debt securities held as investments have contractual maturities as follows: $118 million due within one year, $80 million due after one year through five years, $41 million due after five years through ten years, and $97 million due after ten years.


Other Postretirement Benefits

The Company provides health and life insurance benefits to substantially all of its U.S. and Canadian employees. Upon retirement from the Company, employees may become eligible for continuation of these benefits. However, benefits and eligibility rules may be modified periodically. Prior to 1993, the expense recognized for these benefits was based primarily on cash expenditures for the period. Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," ("OPEB") which requires the accrual of such benefits during the years the employees provide services.

                            Chrysler Financial Corporation and Subsidiaries

The adoption of SFAS No. 106 resulted in an after-tax charge of $29 million in 1993, which represented the immediate recognition of the OPEB transition obligation of $45 million, partially offset by $16 million of estimated tax benefits.

The OPEB transition obligation is the aggregate amount that would have been accrued in the years prior to the adoption of SFAS No. 106 had this standard been in effect for those years. Implementation of SFAS No. 106 did not increase the Company's cash expenditures for postretirement benefits. Recognition of on-going expenses under OPEB will not materially affect the Company's results of operations.


Postemployment Benefits

During the fourth quarter of 1993, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits" effective January 1, 1993. This statement requires the accrual of benefits provided to former or inactive employees after employment but prior to retirement. Prior to 1993, the Company accrued for certain of these benefits at the time an employee's active service ended or expensed the benefit on the basis of cash expenditures. Adoption of this accounting standard resulted in the recognition of an after-tax charge of $1 million for the cumulative effect of this change in accounting principle for the quarter ended March 31, 1993. Results for the quarter ended March 31, 1993 have been restated accordingly. Adoption of SFAS No. 112 has not materially increased the annual expense recognized for these benefits, and there is no cash impact.


Impairment of a Loan

In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which amends SFAS No. 5, "Accounting for Contingencies", by requiring creditors to evaluate the collectibility of both contractual interest and principal of receivables when evaluating the need for a loss accrual. The Company plans to adopt SFAS No. 114 on or before January 1, 1995. The Company has not yet determined the effect of this new pronouncement on its results of operations and financial position.

INDEPENDENT ACCOUNTANTS' REPORT

Shareholder and Board of Directors
Chrysler Financial Corporation
Southfield, Michigan

We have reviewed the accompanying consolidated balance sheet of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) and consolidated subsidiaries as of March 31, 1994, and the related consolidated statements of net earnings and cash flows for the three-month periods ended March 31, 1994 and 1993. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Chrysler Financial Corporation and its consolidated subsidiaries as of December 31, 1993, and the related consolidated statements of net earnings and cash flows for the year then ended (not presented herein); and in our report dated January 18, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1993 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


April 19, 1994

/s/ Deloitte & Touche
Detroit, Michigan